UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 26, 2018

AEON GLOBAL HEALTH CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-(888) 661-0225
(Registrant’s telephone number, including area code

___________________________________________
(Former Name, if Changed Since Last Report)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      On September 26, 2018, Aeon Global Health Corp. (the “Company”) agreed to issue 128,571 restricted stock units to Mr. Hanif A. Roshan, the Company’s Chairman and Chief Executive Officer. In addition, as of such date, the Company also agreed to issue an aggregate of 128,572 restricted stock units to certain other non-executive employees of the Company. The grant of the foregoing restricted stock units, however, is subject to the approval by the Company’s stockholders of an amendment to its 2011 Omnibus Equity Incentive Plan to increase the number of shares of common stock available for issuance pursuant to awards granted thereunder. The Company’s decision was in consideration of the agreement by Mr. Roshan and the other non-executive employees to accept such compensation in lieu of cash payment of base salary for the fiscal quarter ended September 30, 2018.

Item 8.01	Other Events.

On September 26, 2018, the Company extended the expiration date of an aggregate of 309,547 outstanding common stock purchase warrants for a period of one year, to September 29, 2019. The affected common stock purchase warrants were originally issued in March and September 2012 in separate private placements of the Company’s securities and would have expired on September 29, 2018. All of these warrants have an exercise price of $12.06 per share. Other than the extension of the term of these warrants to September 29, 2019, the provisions of the warrants remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEON GLOBAL HEALTH CORP.

By: /s/ Michael J. Poelking
Name: Michael J. Poelking
Title: Chief Financial Officer
Date: October 1, 2018

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